CONTRACTOR AGREEMENT

THIS AGREEMENT is made and entered into effective the 1st day of February, 2012. between Cloud Data Corporation, a Nevada Corporation 1155 Camino Del Mar, #172, Del Mar CA 92014  (“Company”), and Shone Anstey an individual, 3740 Shuswap Ave Richmond, B.C. Canada V7E 3T3.  (“Contractor”)

Recitals

A.

Contractor has unique talents, expertise, experience, and broad knowledge of business development with respect to the nature of Company’s business and activities.

B.

Company has need for Contractor’s services, expertise and talent and desires to contract and compensate Contractor therefore on a long-term basis.

C.

Company and Contractor are agreeable to contractual arrangement on the terms and conditions hereinafter set forth.

IN CONSIDERATION of the premises, the mutual promises and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the parties agree as follows:

Agreement

1.

Agreement.  Company hereby contracts Contractor to serve as Operational Programming Senior Developer. Contractor accepts such engagement and agrees to perform the services specified herein on the terms and conditions prescribed by this Agreement.

2.

Term of Agreement.  Subject to the termination provisions hereinafter set forth, engagement pursuant to this Agreement shall be for a term of twenty four (24) months, effective February 1, 2012.

3.

Duties and Responsibilities.  Contractor shall perform such duties and have such responsibilities as are commensurate with the offices set forth above and the description and requirements of such position as described in the By-Laws of Company, as well as such other reasonable duties as may be determined and assigned from time to time by Company’s President, during the term of this Agreement.

4.

Best Efforts and Extent of Services.  Contractor agrees that, at all times, they will faithfully, industriously and to the best of their ability, experience and talents, perform all of the duties and services that may be required of him pursuant to the terms of this Agreement. Such duties and services shall be rendered on a temporary basis, as Company shall in good faith require commensurate with the interests, needs, business or opportunities of Company. Contractor shall devote such time, attention and energy to Company’s Business as the nature of his engagement shall require

a.

Services Performed for Other Entities.  Contractor shall devote full-time efforts to his duties, provided however that Contractor may sit on boards of, or perform services for, entities not in competition with the Corporation or its affiliates.  Contractor may have the right to retain compensation or fees for services performed for such other entities while he is engaged by the Corporation.

5.

Remuneration.

a. Compensation is calculated at a rate of $5,000.00 per month.

 6.

Termination.  The engagement relationship, which is the subject of this Agreement, is an “at will” engagement relationship.  Company may terminate this engagement relationship for any reason with or without cause. Upon payment of any outstanding sums specified herein, Company shall have no further liability to Contractor hereunder.

a.

Resignation.  If Contractor shall resign from engagement with Company, this Agreement shall terminate upon the effective date of any such retirement or resignation. Contractor shall provide Company with no less than fifteen (15) days’ prior written notice of resignation. Company shall pay to Contractor the amount of Contractor’s salary, any accrued but unpaid benefits as of the effective date of Contractor’s retirement or resignation. Thereafter, Company shall have no further liability to Contractor hereunder.

b.

Mutual Agreement.  The parties may agree to terminate this Agreement on terms and conditions mutually acceptable to them at the date of termination.

7.

Restrictive Covenants.  As a Contractor with the Company, Contractor covenants and agrees as follows:

a.

Confidentiality.  Contractor understands that his engagement by Company creates a relationship of confidence and trust between him and Company with respect to any information of a confidential or secret nature that may be learned or developed by Contractor during the period of his engagement by Company and which (i) relates to the business of Company or to the business of any customer or supplier of Company, or (ii) has been created or developed by, or has otherwise become known to Contractor and has commercial value in the business in which Company is engaged (hereinafter called “Confidential or Proprietary Information”). By way of illustration, but not limitation, Confidential or Proprietary Information includes trade secrets, computer programs, data, product and financial service plans techniques, marketing plans, strategies, forecasts, customer lists and supplier lists. Contractor understands that all Confidential or Proprietary Information shall be the sole property of Company and its assigns. At all times, both during his engagement and after termination, he will not directly or indirectly reveal, report, publish, disclose or transfer any of such Confidential or Proprietary Information for any purpose without the prior written consent of Company, except as may be necessary in the ordinary course of performing his duties as an Contractor of Company.

8.

General Provision.

a.

Entire Agreement.  This Agreement and Exhibit A hereto (the provisions of which Exhibit is by this reference incorporated into and made a part of this Agreement) contain the complete agreement concerning the engagement arrangement between the parties and shall, as of the effective date hereof, supersede all other agreements, communications and understandings between the parties. Neither party has made any representations with respect to the subject matter hereof except as are specifically set forth herein, and each of the parties hereto acknowledges that he or it has relied on his or its own judgment in entering into this Agreement.

b.

Modification of Agreement.  No waiver or modification of this Agreement or of any covenant, condition or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding, arbitration or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid, and the parties further agree that the provisions of this paragraph may not be waived except as herein set forth.

c.

Construction and Enforcement; Governing Law.  It is the intention and agreement of the parties hereto that this Agreement be construed and that performance hereunder, and all suits and special proceedings hereunder, be governed by and pursuant to the laws of the State of Nevada and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of Nevada, shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

e.

Notices.  All notices, demands or requests required or authorized hereunder shall be deemed given sufficiently if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, as follows:

In the case of Company:

Microelectronics Technology Inc./

Cloud Data Corporation

1155 Camino Del Mar, #172, Del Mar CA 92014

Phone: 866-587-2860

In the case of Contractor:

Shone Anstey

3740 Shuswap Ave Richmond,

 B.C.Canada V7E 3T3

604-537-7101

f.

Binding Nature; Non-Assignability.  This Agreement shall inure to the benefit of and binding upon the respective parties, their heirs, personal representatives, successors and assigns; provided, however, that Contractor may not assign his obligations hereunder.

g.

Further Instruments.  The parties shall execute and deliver any and all such other instruments and shall take any and all such other actions as may be reasonably necessary to carry the intent of this Agreement into full force and effect.

h.

Severability.  If any provision of this Agreement shall be held, declared or pronounced void, voidable, invalid, unenforceable or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not adversely affect any other provision of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms, and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.

I.

Waiver.  All rights and remedies of either party under this Agreement are cumulative and not exclusive of any other rights and remedies provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to any act or occurrence shall not be deemed to be a consent to any other act or occurrence.

IN WITNESS WHEREOF, the parties have executed this Agreement with effect on the date first above written.

COMPANY:

Microelectronics Technology Inc.

1155 Camino Del Mar, #172, Del Mar CA 92014

Cloud Data Corporation

By:  Brett Everett

Brett Everett

President, Microelectronics Technology Inc.

Chairman, Cloud Data Corp.

CONTRACTOR:

By

Shone Anstey